FOR IMMEDIATE RELEASE

                 BERKSHIRE HILLS BANCORP TO ISSUE THIRD QUARTER
                      EARNINGS RELEASE ON OCTOBER 29, 2007;
           CONFERENCE CALL SET FOR OCTOBER 30, 2007 AT 10:00 A.M. (ET)

PITTSFIELD, MA, October 1, 2007 - Berkshire Hills Bancorp, Inc. (NASDAQ:BHLB) will issue its earnings release for the quarter ending September 30, 2007, after the market closes on Monday, October 29, 2007.

Berkshire will conduct a conference call at 10:00 A.M. eastern time on Tuesday, October 30, 2007. President and Chief Executive Officer Michael P. Daly and Executive Vice President and Chief Financial Officer Kevin P. Riley will discuss highlights of the Company's third quarter financial results, along with guidance about expected financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID #257323
                                    (Both are needed to access the Replay)
         Replay Dates:              October 30, 2007 at 1:00 P.M. (ET) through
                                    November 5, 2007 at 11:59 P.M. (ET)
         Webcast replay:            www.berkshirebank.com
                                    ---------------------

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. After the presentation by Messrs. Daly and Riley there will be an opportunity for questions and answers. Live access to the call on a listen only basis will also be available on the internet at the Company's website at www.berkshirebank.com by clicking on the Investor Relations link and then
---------------------
selecting the Webcast link on the Corporate Profile page. A replay of the call will also be available at the website for an extended period of time.

Berkshire Hills Bancorp is the holding company for Berkshire Bank - AMERICA'S MOST EXCITING BANKSM. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts, Northeastern New York and Southern Vermont. The Bank is transitioning into a regional bank, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. For more information on Berkshire Hills Bancorp or Berkshire Bank, visit www.berkshirebank.com or call
                                                 ---------------------
800-773-5601.

                                       ###

CONTACT:
DAVID H. GONCI, CORPORATE FINANCE OFFICER
413-281-1973
DGONCI@BERKSHIREBANK.COM